EXHIBIT 21
SUBSIDIARIES OF IDEX CORPORATION

JURISDICTION OF
SUBSIDIARY	INCORPORATION
FAST & Fluid Management Australia Pty. Ltd.	Australia
Knight Equipment Australia Pty., Ltd.	Australia
ADS Environmental Serves Ple Ltd	Australia
IDEX Holdings GMBH	Austria
iPEK Spezial-TV GMBH	Austria
iPEK Spezial-TV KG	Austria
iPEK Vermogensver waltung GMBH	Austria
Toptech Europe N.V.	Belgium
IDEX do Brazil Servicos e Vendas Ltda	Brazil
Fluid Management Canada, Inc.	Canada
Knight (Canada) Limited	Canada
Quadro Engineering Corp	Canada
Viking Pump of Canada Inc.	Canada
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Precision Products (Suzhou) Co., Ltd.	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd.	China
Richter EP (Nanjing) Co., Ltd	China
Eastern Plastics, Incorporated	Connecticut, USA
Band-It IDEX, Inc.	Delaware, USA
Class 1, Inc.	Delaware, USA
Corken, Inc.	Delaware, USA
Fluid Management Operations LLC	Delaware, USA
Fluid Management, Inc.	Delaware, USA
FM Delaware, Inc.	Delaware, USA
FM Investment, Inc.	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX Receivables Corporation	Delaware, USA
IDEX Service Corporation	Delaware, USA
Knight LLC	Delaware, USA
Knight, Inc.	Delaware, USA
Liquid Controls LLC	Delaware, USA
Liquid Controls Sponsler, Inc.	Delaware, USA
Micropump, Inc.	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
Rheodyne LLC	Delaware, USA
Scivex, Inc.	Delaware, USA
Systec LLC	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp, Inc.	Delaware, USA
Wright Flow Techhnologies, Inc.	Delaware, USA
Nova Technologies Corporation	Delaware, USA
ADS LLC	Delaware, USA
Innovadyne Technologies, Inc.	Delaware, USA
Faure Herman Meter, Inc.	Delaware, USA
Semrock, Inc.	Delaware, USA
ADS Corp.	Delaware, USA
Richter, Inc.	Delaware, USA
JUN-AIR International A/S	Denmark
Toptech Systems, Inc.	Florida, USA
FAST & Fluid Management France SARL	France
Faure Herman SAS	France
JUN-AIR France S.A.S.	France
SAS Paros	France
Fluid Management GmbH	Germany
Hale Products Europe GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany

JURISDICTION OF
SUBSIDIARY	INCORPORATION
Ismatec Laboratoriumstechnik GmbH	Germany
LUKAS Hydraulik GmbH	Germany
Regulator Holding GmbH	Germany
Rheodyne Europe GmbH	Germany
Richter-Chemie-Technik GmbH	Germany
Tespa GmbH	Germany
Vetter GmbH	Germany
IDEX India Private Ltd.	India
Liquid Controls (India) Pvt., Ltd.	India
Richter Pumps & Vales India Private Ltd	India
Banjo Corporation	Indiana, USA
Viking Pump (Europe) Ltd.	Ireland
FAST & Fluid Management S.r.l.	Italy
Liquid Controls Europe SpA	Italy
M. BOS Srl	Italy
S.A.M.P.I. SpA	Italy
IDEX Japan GK	Japan
Sapphire Engineering, Inc.	Massachusetts, USA
Viking Pump Latin America S.A. de C.V.	Mexico
Gast Asia, Inc.	Michigan, USA
Gast Manufacturing, Inc.	Michigan, USA
Fluid Management Europe B.V.	Netherlands
IDEX Europe Investment B.V.	Netherlands
JUN-AIR Benelux B.V.	Netherlands
Knight Europe B.V.	Netherlands
Pulsafeeder Europe B.V.	Netherlands
Quadro (US) Inc.	New Jersey, USA
ADS Environmental Serves NZ Ltd	New Zealand
Versa-Matic Pump, Inc.	Ohio, USA
Hale Products, Inc.	Pennsylvania, USA
FAST & Fluid Management East Europe Sp. z.o.o.	Poland
ADS Environmental Services PTY Ltd	Singapore
Band-It Clamps (Asia) Pte., Ltd.	Singapore
IDEX Asia Pacific Pte., Ltd.	Singapore
FAST & Fluid Management Iberica S.A.	Spain
Fluid Management Espana SLU	Spain
Dominator Pump AB	Sweden
JUN-AIR AB	Sweden
Ismatec S.A.	Switzerland
IDEX Middle East FZE	United Arab Emerates
Band-It Company Limited	United Kingdom
Blagdon Pump Holdings Ltd.	United Kingdom
FAST & Fluid Management U.K. Limited	United Kingdom
Gast Group Ltd	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Ltd	United Kingdom
IETG Ltd	United Kingdom
40Seven Ltd	United Kingdom
Cartographical Surveys Ltd	United Kingdom
Johnson Pump (UK) Ltd.	United Kingdom
Knight U.K. Limited	United Kingdom
Micropump Limited	United Kingdom
Signfix Holdings Limited	United Kingdom
Signfix Limited	United Kingdom
Warren Rupp Europe Ltd.	United Kingdom
Wright Flow Technologies Limited	United Kingdom
Trebor International, Inc.	Utah, USA
Upchurch Scientific, Inc.	Washington, USA
JUN-AIR Inc. USA	Wisconsin, USA